Exhibit 10.4

FIRST AMENDMENT TO EXCLUSIVE LICENSE AGREEMENT

For Licensing Patent Rights

This First Amendment, made and entered into as of June 23, 2006(the First Amendment Effective Date”) by and between THE REGENTS OF THE UNIVERSITY OF COLORADO, a body corporate, having its principal office at 201 Regent Hall, Regent Drive, Boulder, CO 80309 (hereinafter “University”) and ARCA Discovery, Inc., a Delaware corporation having its principal office at 1200 17th Street, Suite 620, Denver, CO 80202 (hereinafter “Licensee”), amends that certain Exclusive Licensing Agreement between the Parties dated October 14, 2005 (the “License Agreement”).

WITNESSETH

WHEREAS, University owns certain Patent Rights (as defined in the License Agreement) relating to a method of treating heart failure with bucindolol, identified as University Case nos. CU1297H and CU1298H, and set forth on Appendix A hereto (the “Bucindolol Patent Rights”), developed by inventors Michael Bristow et. al, and previously licensed its interest in the Bucindolol Patent Rights to Licensee under the License Agreement; and

WHEREAS, the University of Cincinnati (“Cincinnati”) is co-owner with University of the Bucindolol Patent Rights, identified as UC Technology Case 104-040; and

WHEREAS, Cincinnati has assigned its interest in the Bucindolol Patent Rights to University, pursuant to that certain Patent Assignment Agreement dated June 22, 2006 between Cincinnati and University (the “Patent Assignment Agreement”); and

WHEREAS, Licensee is interested in obtaining exclusive rights to all of the Bucindolol Patent Rights in order to develop them for commercial applications; and

WHEREAS, University desires to have the Bucindolol Patent Rights developed and commercialized to benefit the public and is willing to amend the License Agreement in order to convey the interest formerly held by Cincinnati to Licensee, so that Licensee obtains an exclusive license of both Cincinnati’s and University’s interest in the Bucindolol Patent Rights.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS

For the purposes of this Amendment, the following words and phrases shall have the following meanings:

1.01	“Cincinnati Patent Rights” mean Cincinnati’s ownership interest in the Bucindolol Patent Rights, which was conveyed to University in the Patent Assignment Agreement.

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All other definitions used herein shall have the same meaning as defined in the License Agreement.

ARTICLE 2. GRANT OF RIGHTS AND ACCEPTANCE

2.01	The License Agreement is hereby amended to add the Cincinnati Patent Rights to the Bucindolol Patent Rights previously licensed to Licensee under the License Agreement. The intent of this Amendment is to grant Licensee an exclusive license to the entire Bucindolol Patent Rights, including the Cincinnati Patent Rights.

2.02	As consideration for this grant, Licensee shall issue to University 90,000 shares of ARCA Common Stock, pursuant to the Subscription Agreement between Licensee and University dated June 23, 2006. No additional Royalties, milestone payments, or any other consideration shall be owed by Licensee under this Amendment.

ARTICLE 3. MISCELLANEOUS

11.01	Except as expressly amended by this Amendment, all provisions of the License Agreement shall remain in full force and effect.

11.02	This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

11.03	The provisions and clauses of this Amendment are severable, and in the event that any provision or clause is determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability will not in any way affect the validity or enforceability of the remaining provisions and clauses hereof.

IN WITNESS WHEREOF the parties hereto have caused this First Amendment, which is effective on the First Amendment Effective Date, to be executed in duplicate by their respective duly authorized officers.

University:		Licensee:

The Regents of the University of Colorado		ARCA Discovery, Inc.

By:	/s/ David N Allen	By:	/s/ Timothy D. Hoogheem
Title:	Associate VP	Title:	Chief Business & Financial Officer
Date:	June 23, 2006	Date:	June 23, 2006

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APPENDIX A

BUCINDOLOL PATENT RIGHTS

UC104-040 CU1297H	[ * ]	[ * ]

UC104-040 CU1298H	[ * ]	[ * ]

UC104-040 CU1297H/ CU1298H	[ * ]	[ * ]

[*]	Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities and Exchange Act of 1934, as amended.

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